UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On November 15, 2006, the Board of Directors of the Registrant elected John C. Lee IV and Jan Neuharth as new directors. Neither Mr. Lee nor Ms. Neuharth has been assigned to serve on any committees of the Board.

Mr. Lee and Ms. Neuharth will receive the same compensation as the other non-management directors receive, as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2006.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          On November 15, 2006, the Registrant adopted an amendment to its bylaws (the “Bylaws”). The amendment revised Section 2.2 of the Bylaws to increase the size of the Registrant’s Board of Directors from 12 to 13 directors.

The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of the Company (restated in electronic format as of November 15, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION

(Registrant)

Date: November 20, 2006	By: /s/ Kate J. Chappell

Kate J. Chappell

Senior Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of the Company (restated in electronic format as of November 15, 2006).